Exhibit 10.7
RCPI Landmark Properties, L.L.C.
c/o Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
March 25, 2021
Radio City Productions LLC
2 Pennsylvania Plaza
New York, New York 10121
Re:    Lease dated as of December 4, 1997 (as amended, the “Lease”) presently between RCPI Landmark Properties, L.L.C. (“Landlord”) and Radio City Productions LLC (“Tenant”) for premises known as The Radio City Music Hall and certain other ancillary and retail space
Ladies and Gentlemen:
Pursuant to Article 36 of the Lease, as modified by letter agreement dated February 24, 2021, Tenant has an option to renew the term of the Lease by notifying Landlord of Tenant’s exercise of such option by March 31, 2021. Landlord and Tenant are engaged in discussions with respect to the possible renewal of the term of the Lease.
Landlord and Tenant, intending to be legally bound, agree as follows:
1.The date by which Tenant may exercise the option to renew the term of the Lease is extended until April 30, 2021.
2.Except as so amended, the Lease is ratified and confirmed and remains in full force and effect.
If the foregoing accurately reflects our agreement, kindly so indicate by signing below and returning this letter agreement by .pdf transmittal, which shall be binding on the parties.
Very truly yours,

RCPI LANDMARK PROPERTIES, L.L.C.

By:    /s/ Paul A. Galiano
    Name: Paul. A. Galiano
    Title: Senior Managing Director
AGREED:

RADIO CITY PRODUCTIONS LLC

By: /s/ Marc Schoenfeld
    Name: Marc Schoenfeld
    Title: SVP & Assistant Secretary